UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):               October 24, 2011

Joy Global Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780,
Milwaukee, WI 53202

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of  the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 24, 2011, Joy Global Inc. (the “Company”) completed the sale of the drilling products business of its wholly owned subsidiary, LeTourneau Technologies, Inc., to Cameron International Corporation for $375 million in cash, subject to certain post-closing adjustments.  The Company intends to use the net proceeds from the divestiture to fund in part the previously disclosed purchase of approximately 41.1% of the outstanding common stock of International Mining Machinery Holdings Limited and the related tender offer, with any remaining proceeds to be used for general corporate purposes.

A news release dated October 24, 2011 announcing the closing of the divestiture is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

99.1	News Release, dated October 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

JOY GLOBAL INC.

Date: October 25, 2011	By:	/s/ Ricky T. Dillon
Ricky T. Dillon
Vice President, Controller and
Chief Accounting Officer